UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2020

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On February 3, 2020, Cerecor Inc., a Delaware corporation (“Cerecor”), consummated its two-step merger (the “Merger”) with Aevi Genomic Medicine, Inc., a Delaware corporation (“Aevi”), in accordance with the terms of a previously disclosed Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of December 5, 2019, by and between Cerecor, Genie Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cerecor (“Merger Sub”), Second Genie Merger Sub, LLC (“Second Merger Sub”), a Delaware limited liability company and wholly owned subsidiary of Cerecor, and Aevi. On February 3, 2020, Merger Sub merged with and into Aevi, with Aevi as the surviving corporation, and as part of the same overall transaction, Aevi then merged with and into Second Merger Sub, with Second Merger Sub as the surviving entity. The surviving entity from the second merger was renamed Aevi Genomic Medicine, LLC and is disregarded as an entity separate from Cerecor for U.S. federal income tax purposes. Cerecor retained its public reporting and current NASDAQ listing status.

Item 1.01.     Entry into a Material Definitive Agreement.

On February 3, 2020, Cerecor entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with American Stock Transfer & Trust Company, LLC. Reference is made to Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 1.02.    Termination of a Material Definitive Agreement.

On January 31, 2020, Cerecor and Armistice Capital Master Fund Ltd. (“Armistice”) terminated the Backstop Agreement by and between the Cerecor and Armistice, dated December 5, 2019, without the Company exercising its option to require Armistice to purchase shares of the Cerecor’s common stock. There were no termination penalties incurred by Cerecor related to the termination of the Backstop Agreement.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On February 3, 2020, the Merger was consummated in accordance with the terms of the Merger Agreement and each outstanding common stock of Aevi, par value of $0.0001 per share, was converted into the right to receive (i) the fraction of a share of Cerecor common stock, par value of $0.001 per share, at a ratio equal to 0.0334, which in the aggregate totaled approximately 3.9 million shares of Cerecor common stock issued to Aevi stockholders; (ii) one contingent value right, which represents the right to receive the pro rata portion of contingent payments of up to $6.5 million, to be paid in cash or Cerecor common stock in the sole discretion of Cerecor, upon the achievement of certain milestones in accordance with the CVR Agreement; and (iii) cash in lieu of fractional shares of Cerecor common stock, which in the aggregate totaled approximately $1,000. Additionally, each outstanding Aevi stock option was canceled and each outstanding Aevi warrant was exercised on a cashless basis prior to the Effective Time.

Following the closing of the Merger, pre-closing Cerecor stockholders owned, on a fully-diluted basis approximately 93.1% of Cerecor common stock and pre-closing Aevi stockholders owned approximately 6.9% of Cerecor common stock. As of February 3, 2020, after giving effect to the closing of the Merger, there were approximately 56.3 million shares of Cerecor common stock outstanding.

The issuance of the shares of Cerecor common stock to the former stockholders of Aevi in connection with the Merger and the related transactions did not require approval by Cerecor stockholders. On February 3, 2020, prior to the consummation of the Merger, the stockholders of Aevi approved the Merger Agreement at a special meeting of Aevi stockholders.

The foregoing description of the Merger Agreement and CVR Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K/A, filed on December 11, 2019, and the CVR Agreement, which is filed as Exhibit 10.1 hereto, and both are incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Board Composition

Effective upon the consummation of the Merger, Cerecor’s board of directors was increased from seven to nine board seats and Sol J. Barer, Ph.D and Michael F. Cola were appointed to the board. Accordingly, immediately following the effective time of the Merger, the directors serving on the board of directors of Cerecor are: Dr. Barer, Steven J. Boyd, Mr. Cola, Peter Greenleaf, Phil Gutry, Uli Hacksell, Ph.D., Keith Schmidt, Magnus Persson, M.D., Ph.D., and Simon Pedder, Ph.D., who serves as Executive

Chairman of the board of directors. Dr. Barer and Mr. Cola served as directors of Aevi prior to the closing of the Merger.  The Cerecor board of directors has affirmatively determined that all Cerecor directors, except for Mr. Cola, Dr. Pedder, and Mr. Greenleaf, are independent directors within the meaning of the applicable Nasdaq listing standards. The members of Cerecor’s audit committee, compensation committee and nominating and corporate governance committee did not change following the consummation of the Merger and all members of such committees are independent directors under the applicable Nasdaq listing standards.

The Board approved an option grant to Dr. Barer to purchase 500,000 shares of common stock which will vest over three years, with one-third of such option vesting on each of the first, second and third anniversaries of the date of grant.

Michael F. Cola and Garry A. Neil

Effective upon the consummation of the Merger, Cerecor entered into an employment agreement with Mr. Cola for him to serve as Cerecor’s Chief Executive Officer (the “Cola Employment Agreement”) and an employment agreement with Dr. Garry A. Neil for him to serve as Cerecor’s Chief Medical Officer (the “Neil Employment Agreement”, together with the Cola Employment Agreement, the “Employment Agreements”).

Mr. Cola, 60, served as Aevi’s President and Chief Executive Officer from September 2013 until February 2020. Prior to joining Aevi, Mr. Cola served as President of Specialty Pharmaceuticals at Shire plc, a global specialty pharmaceutical company, from 2007 until April 2012. He joined Shire in 2005 as EVP of Global Therapeutic Business Units and Portfolio Management. Prior to joining Shire, he was with Safeguard Scientifics, Inc., a growth capital provider to life sciences and technology companies, where he served as President of the Life Sciences Group. While at Safeguard, Mr. Cola served as Chairman and CEO of Clarient, Inc., a cancer diagnostics company subsequently acquired by GE Healthcare, and as Chairman of Laureate Pharma, Inc., a full-service contract manufacturing organization serving research-based biologics companies. Prior to Safeguard Scientifics, Mr. Cola held senior positions in product development and commercialization at AstraMerck, a top 20 U.S. pharmaceutical company, and at AstraZeneca, a global biopharmaceutical company. Mr. Cola received a B.A. in biology and physics from Ursinus College and an M.S. in biomedical science from Drexel University. He serves on the Board of Directors of Vanda Pharmaceuticals Inc., Sage Therapeutics, and serves as Chairman of the Board of Governors of the Boys & Girls Clubs of Philadelphia. Mr. Cola also served on the Life Sciences Pennsylvania Board (formerly named Pennsylvania Bio) from 2009 until 2015.

Dr. Neil, 66, joined Aevi in September 2013. Prior to that, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. Prior to joining Apple Tree Partners in 2012, he was Corporate VP of Science & Technology at Johnson & Johnson, and Group President at Johnson & Johnson Pharmaceutical Research and Development. Prior to joining Johnson & Johnson in 2002, he held senior positions at AstraZeneca, EMD Pharmaceuticals and Merck KGaA. Under his leadership a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He has served on the Board of Directors of GTx, Inc. (NASDAQ: GTXI) since September 2016 and on the Board of Directors of Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) since February 2017. He serves on the Boards of the Reagan Udall Foundation and the Center for Discovery and Innovation (CDI). He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board, and a past member of the Foundation for the U.S. National Institutes of Health (NIH) and the Science Management Review Board of the NIH.

Mr. Cola and Dr. Neil have no familial relationships with any executive officer or director of Cerecor. Other than as disclosed below, there have been no transactions in which Cerecor has participated and in which Mr. Cola or Dr. Neil had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

In July 2019, Aevi entered into a royalty agreement, and liabilities thereunder were assumed by Cerecor upon closing of the Merger, with Michael F. Cola, Cerecor’s new Chief Executive Officer, Joseph J. Grano, Jr., Kathleen Jane Grano, Joseph C. Grano, The Grano Children's Trust, Joseph C. Grano, trustee and LeoGroup Private Investment Access, LLC on behalf of Garry A. Neil, Cerecor’s new Chief Medical Officer, in exchange for a one-time aggregate payment of $2 million (the “Royalty Agreement”). Collectively, the investors will be entitled to an aggregate amount equal to a low-single digit percentage of the aggregate net sales of Astellas' second generation mTORC1/2 inhibitor, CERC-006 (the “OSI Products”). At any time beginning three years after the date of the first public launch of an OSI Product, Cerecor may exercise, at our sole discretion, a buyout option that terminates any further obligations under the Royalty Agreement in exchange for a payment to Investors of an aggregate of 75% of the net present value of the royalty payments.  A majority of the independent members of the board of directors or the audit committee of Aevi approved the Royalty Agreement.

Pursuant to the Employment Agreements, Mr. Cola and Dr. Neil began full-time employment with Cerecor upon the effective time of the Merger on February 3, 2020, at an initial base salary of $450,000 per year and $410,000 per year, respectively, subject to review and adjustment by the Board from time to time. The independent directors of the Board approved an inducement option grant to Mr. Cola to purchase 1.2 million shares of common stock and an inducement option grant to Dr. Neil to purchase 800,000 shares of common stock. Each inducement option grant will vest over four years, with the first 25% of such option vesting on the first anniversary, and the remainder vesting in equal monthly installments, provided that Mr. Cola or Dr. Neil, respectively, remains an employee of Cerecor as of each such vesting date. Mr. Cola will be eligible to receive a discretionary annual bonus with a target amount of 70% of his base salary and Dr. Neil and will be eligible to receive a discretionary annual bonus with a target amount of 60% of his base salary, both as determined by the Board or the compensation committee in its sole discretion (and pro-rated for 2020). Mr. Cola and Dr. Neil will also be eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or compensation committee. Mr. Cola and Dr. Neil will also be eligible to participate in Cerecor’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of Cerecor.

If employment of Mr. Cola or Dr. Neil is terminated by Cerecor without “Cause” or by Mr. Cola or Dr. Neil for “Good Reason” (each as defined in the Employment Agreements), in each case subject to the executive entering into and not revoking a separation agreement in a form acceptable to Cerecor, the executive whose employment has terminated will be eligible to receive:

(i)	accrued benefits under his Employment Agreement;

(ii)	subject to complying with obligations set forth in his Employment Agreement, continued payment of the executive’s base salary for 18 consecutive months;

(iii)	100% of the annual bonus earned in the year in which the termination occurs, payable when such annual bonuses are paid to other executive employees of Cerecor;

(iv)	full vesting of options awarded by Cerecor; and

(v)
if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for the executive and his covered dependents prior to the date of termination, until the earliest of (x) the first anniversary of his termination, (y) expiration of the executive’s continuation coverage under COBRA, or (z) the date when the executive is eligible for substantially equivalent health insurance.

If a termination without Cause occurs within six months of a Change in Control (as defined in the Employment Agreements), then the amounts payable to the executive pursuant to clauses (i)-(iii) above are payable at the later of the closing of the Change in Control or the termination of the executive’s employment. Subsequent to any termination, the executive will be subject to a confidentiality covenant, a non-disparagement covenant, a one-year non-competition covenant, and a one-year non-solicitation and non-interference covenant.

The foregoing summaries of the material terms of the Cola Employment Agreement and Neil Employment Agreement are qualified in their entirety by reference to the complete text of the agreements, copies of which are filed as Exhibit 10.3 and Exhibit 10.4 hereto and are incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, Dr. Barer, Mr. Cola and Dr. Neil have entered into our standard indemnification agreement with Cerecor, dated and effective as of February 3, 2020. The form indemnification agreement is attached hereto as Exhibits 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01.     Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

(i)	Audited Consolidated Financial Statements for Aevi Genomic Medicine, Inc. as of December 31, 2018 and 2017.

(ii)	Unaudited Condensed Consolidated Financial Statements for Aevi Genomic Medicine, Inc. as of

September 30, 2019 and for the Three- and Nine-Month Periods Ended September 30, 2019 and September 30, 2018.

    (b)    Pro forma financial information.

The following unaudited pro forma combined financial statements giving effect to the Merger completed February 3, 2020 (as of September 30, 2019) are included in this report:

(i)	Unaudited pro forma condensed combined balance sheet as of September 30, 2019.

(ii)	Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019.

(iii)	Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018.

(d)    Exhibits.

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, effective February 3, 2020, by and between Cerecor Inc. and American Stock Transfer & Trust Company, LLC.

10.2
Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.12 to Registration Statement on Form S-1/A of Cerecor Inc. filed with the Securities and Exchange Commission on September 8, 2015).

10.3	Employment Agreement, effective February 3, 2020, by and between Cerecor Inc. and Michael F. Cola.

10.4	Employment Agreement, effective February 3, 2020, by and between Cerecor Inc. and Garry A. Neil.

23.1	Consent of Ernst & Young LLP, independent registered public accountant for Aevi Genomic Medicine, Inc.

99.1	Press Release dated February 3, 2020, entitled “Cerecor and Aevi Genomic Medicine Complete Merger”.

99.2	Audited Consolidated Financial Statements for Aevi Genomic Medicine, Inc. as of December 31, 2018 and 2017.

99.3
Unaudited Condensed Consolidated Financial Statements for Aevi Genomic Medicine, Inc. as of September 30, 2019 and for the Three- and Nine-Month Periods Ended September 30, 2019 and September 30, 2018.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Aevi Genomic Medicine, Inc.

99.5	Unaudited Pro Forma Condensed Combined Financial Statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: February 3, 2020	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer